UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2012

THE BANK OF NEW YORK MELLON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35651	13-2614959
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Wall Street New York, New York		10286
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 495-1784

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) On December 11, 2012, Gerald L. Hassell, Chairman, President and Chief Executive Officer of The Bank of New York Mellon Corporation (the “Company”), waived the remaining provisions of his Transition Agreement that the Company assumed from The Bank of New York Company, Inc. in 2007. The Company and Mr. Hassell entered into a waiver agreement, which is attached as Exhibit 10.1 and incorporated herein by reference. As a result, no Company executive officer is party to an employment agreement (or other individual severance arrangement).

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	EXHIBITS.

Exhibit Number	Description

10.1	Wavier Agreement between Gerald L. Hassell and the Company, dated December 11, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BANK OF NEW YORK MELLON CORPORATION

By:	/s/ Craig T. Beazer
Craig T. Beazer
Assistant Secretary

Dated: December 17, 2012

EXHIBIT INDEX

Number	Description	Method of Filing

10.1	Wavier Agreement between Gerald L. Hassell and the Company, dated December 11, 2012	Filed herewith